Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Forms S-8, (File No. 333-61895 and File No. 333-55970) and Forms S-3,( File No. 333-140968 , File No. 333-140969 and , File No. 333-140974) of our report dated March 5, 2007 relating to the financial statements of Carmel Container Systems Ltd.‘s 2006 annual report, which appears in this Form 10-K for the year ended December 31, 2007, of Ampal – American Israel Corporation.

Kost Forer Gabbay & Kasierer
Member of Ernst & Young Global

Haifa ,Israel
March 13, 2008